Exhibit 3.1

TAILORED BRANDS, INC.

AMENDED AND RESTATED

BYLAWS

(effective January 25, 2018)

ARTICLE I

OFFICES

Section 1.01.                         Principal Place of Business.  The principal place of business of the corporation may be located within or without the State of Texas as the board of directors may from time to time determine.

Section 1.02.                         Other Offices.  The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01.                         Time and Place of Meetings.  Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof and, if authorized by the board of directors may be held by remote communications.

Section 2.02.                         Annual Meeting.  The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

Section 2.03.                         Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the chairman of the board, the chief executive officer or the president and shall be called by the chief executive officer, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least ten percent (10%) of all the shares entitled to vote at the meetings.  A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 2.04.                         Notice of Meeting.  Written notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 2.05.                         Procedures with Respect to Matters to be Considered at a Meeting.

(A)                               Annual Meetings of Shareholders.

(1)                     Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors, or (c) by any shareholder of the corporation who (i) was a shareholder of record of the corporation at the time the notice provided for in this Section 2.05 is delivered to the secretary of the corporation and at the time of the annual meeting, including any adjournment or postponement thereof, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 2.05 as to such nomination or business.  Clause (c) shall be the exclusive means for a shareholder to make nominations (except as otherwise set forth in Section 3.04) or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and indicated in the corporation’s notice of meeting) at an annual meeting of shareholders.

(2)                     Without qualification, for nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.05(A)(1)(c), the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action.  To be timely, a shareholder’s notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation; provided, however, that if an Eligible Shareholder is nominating a Shareholder Nominee in accordance with Section 3.04 of these bylaws (each such capitalized term as defined in Section 3.04), then the provisions of Section 3.04 shall control. In no event shall the public announcement of an adjournment or postponement of the annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper form, a shareholder’s notice to the secretary (whether pursuant to Section 2.05(A)(2), Section 2.05(B) or Section 3.04) shall set forth:

(a)                                 as to each person, if any, whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, any beneficial owner on whose behalf the nomination is made, their respective affiliates and associates, and any other persons acting in concert with any of them (such shareholder, beneficial owners, affiliates, associates and other persons, the “Nominating Persons”), on the one hand, and each proposed nominee, each such nominee’s respective affiliates and associates, and any other persons acting in concert with any of them (collectively, the “Nominee Parties”), on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Nominating Persons were the “registrant” for purposes of such item and the Nominee Parties were directors or executive officers of such registrant, (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (iv) such person’s completed and signed questionnaire, representation and agreement required by Section 2.06;

(b)                                 if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), (iv) any material interest in such business of such shareholder, any beneficial owner on whose behalf the proposal is made, their respective affiliates and associates, and any other persons acting in concert therewith (such shareholder, beneficial owners, affiliates, associates and other persons, the “Proposing Persons”) and (v) a description of all agreements, arrangements and understandings among any Proposing Persons or between any Proposing Persons, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder; and

(c)                                  as to the Nominating Persons and/or the Proposing Persons, as the case may be, (i) the name and address of such persons (in the case of a holder of record, as they appear on the corporation’s books), (ii)(A) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record by any Nominating Person or Proposing Person, (B) any option, warrant, convertible security, stock appreciation right, contract, or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, whether or not such instrument, right or agreement shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by any Nominating Person or Proposing Person and any other direct or indirect opportunity of any such person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which any Nominating Person and/or Proposing Person has a right to vote any shares of any security of the corporation (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the shareholder of record as of the record date), (D) any short interest in any security of the corporation in which any such person has an interest (for purposes of this Section 2.05, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E)(x) if any Nominating Person or Proposing Person is (1) a general or limited partnership, syndicate or other group, the identity of each general partner and each person who functions as a general partner of the general or limited partnership, each member of the syndicate or group and each person controlling the general partner or member, (2) a corporation or a limited liability company, the identity of each officer and each person who functions as an officer of the corporation or limited liability company, each person controlling the corporation or limited liability company and each officer, director, general partner and person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (3) a trust, any trustee of such trust (each such person or persons set forth in the preceding clauses (1), (2) and (3), a “Responsible Person”), any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Nominating Person or Proposing Person and any material interests or relationships of such Responsible Person that are not shared generally by other record or beneficial holders of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Nominating Person or Proposing Person to make such nomination or propose such business to be brought before the meeting (together with a true and correct copy of any agreement or disclosure document for investors establishing or describing the same), and (y) if such Nominating Person or Proposing Person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Nominating Person or Proposing Person to make such nomination or propose such business to be brought before the meeting; (F) any shares or other equity interests or any Derivative Instrument in any principal competitor of the corporation or any affiliate thereof held by any Nominating Person or Proposing Person; (G) a summary of any material discussions regarding any nomination or business proposed to be brought before the meeting (x) between or among any Nominating Persons or Proposing Persons or (y) between or among any Nominating Persons or Proposing Persons and any other record or beneficial holder of the shares of any class or series of the corporation (including their names); and (H) any direct or indirect material interest in any material contract or agreement of any Nominating Person or Proposing Person with any principal competitor of the corporation or any affiliate thereof (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); in each case with respect to the information required to be included in the notice pursuant to (A) through (H) above, as of the date of such notice and as of any applicable date specified in Section 2.05(C)(4), (iii) any other information relating to any Nominating Person or Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether any Nominating Person or Proposing Person intends or is part of a group that intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the corporation, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(3)                     Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.05 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B)                               Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that the directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.05 is delivered to the secretary of the corporation and at the time of the special meeting and any adjournment or postponement thereof, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.05.  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice is in the same form as required by paragraph (A)(2) of this Section 2.05 with respect to any nomination, shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(C)                               General.

(1)                     Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 or Section 3.03 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.05.  Except as otherwise provided by law, the certificate of formation or these bylaws, the chairman of the meeting (the “Chairman”) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.05 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.05, in the reasonable judgment of the Chairman under the circumstances existing at the time and given the information available to the Chairman, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 2.05, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the shareholders.

(2)                     For purposes of Sections 2.05, 3.03 and Section 3.04 of these bylaws:

(a)                                 “principal competitor” shall include any public or private business (including predecessors, successors, parents, subsidiaries or affiliate operations) that carries on, or is engaged, concerned or interested in the retail business that is substantially similar the business of the corporation or its subsidiaries and where the retail dollar amount sold by such business equals or exceeds 5% of the consolidated revenue of such business.

(b)                                 “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)                            “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act.

(3)                     Nothing in this Section 2.05, shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the certificate of formation.

(4)                     A shareholder delivering a notice pursuant to Section 2.05(A)(2) or Section 2.05(B) shall update and supplement its notice, if necessary (or shall affirm in a supplement that updating is not necessary), so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such supplement shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the supplement required to be made as of such record date) and not later than eight (8) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Section 2.06.                         Submission of Questionnaire, Representation and Agreement; Resignation.  To be eligible to be a nominee for election or reelection as a director of the corporation (other than a nominee nominated pursuant to Section 2.05(A)(1)(a) or (b) or

Section 2.05(B)(1)), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.05 of these bylaws) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the corporation. In addition, for any person to be eligible to be a nominee for election or reelection as a director of the corporation, that person must deliver to the secretary of the corporation a written and irrevocable resignation letter meeting the requirements of Section 21.4091 of the Texas Business Organization Code (the “Code”). Such resignation must be delivered prior to the meeting of shareholders at which his or her name is to be placed in nomination and shall state that it is irrevocable and that the person resigns as a director of the corporation effective upon (i) receiving less than a majority of the votes cast for the election of directors in an uncontested election of directors (i.e., more “against” votes than “for votes”), by shareholders entitled to vote in the election of directors at the meeting of the shareholders at which a vote is being taken with respect to the election of such person as a director and (ii) the board of directors of the corporation voting to accept such resignation by at least a majority vote of all directors. An election shall be considered contested if, at the time of the meeting of the shareholders at which such election is to take place, the number of persons standing for election, including any person with respect to whom the corporation has received a notice of intent to nominate in compliance with Section 2.05 and Section 3.04 of these Bylaws, exceeds the number of directors to be elected at the meeting of shareholders.

Section 2.07.                         Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of formation.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.

Section 2.08.                         Vote Required.  With respect to any matter, other than the election of directors or a matter for which a different vote is required by law or the certificate of formation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.  Unless otherwise required by law or by the certificate of formation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Section 2.09.                         Voting; Proxies.  Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent provided otherwise in the certificate of formation or the Code.  Any shareholder may vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram or other form of electronic transmission, including telephone transmissions by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.09.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.

Section 2.10.                         Action Without Meeting.  Any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

Section 2.11.                         Shareholder Meetings by Remote Communication.  The board of directors may, in its discretion, determine that any meeting of shareholders may be held solely by means of remote communication as provided in this Section 2.11.  If authorized by the board of directors, and subject to any guidelines and procedures adopted by the board of directors, shareholders not physically present at a meeting of shareholders, by means of remote communication (i) may participate in a meeting of shareholders; and (ii) may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication if (A) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (B) the corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (C) the corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

ARTICLE III

DIRECTORS

Section 3.01.                         Powers.  The board shall exercise, or authorize the exercise of, the powers of the corporation and direct the management of the business and affairs of the corporation.

Section 3.02.                         Number, Election and Term.  The number of directors that shall constitute the whole board of directors shall be not less than one.  Such number of directors shall from time to time be fixed and determined by resolution adopted by the board of directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors.  The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.09 of these bylaws, and each director elected shall hold office until his or her successor shall be elected and qualify.  Directors need not be residents of Texas or shareholders of the corporation.

Section 3.03.                         Nomination of Directors. Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 3.04 shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of formation or these bylaws. Nominations of persons for election to the board of directors pursuant to this Section 3.03 may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors. Nominations may be made (a) by or at the direction of the board, or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.03 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.03 or (c) by any shareholder or group of shareholders of the corporation that complies with Section 3.04.

(A)                               In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a shareholder’s notice to the secretary pursuant to this Section 3.03 must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made by the corporation and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the secretary pursuant to this Section 3.03 must include all of the information set forth in Section 2.05(2)(a) and (c).

(B)                               No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2.05, Section 3.03 or Section 3.04. Except as otherwise required by law, each of the Chairman of the board of directors, the board of directors or the chairman of the meeting shall have the power to determine whether a nomination made pursuant to this Section 3.03 was made in accordance with the foregoing procedures. If any nomination is not in compliance with this Section 3.03, the chairman of the meeting shall have the power to declare to the meeting that the nomination was defective and that such defective nomination shall be disregarded. If the shareholder (or a qualified representative thereof) does not appear at an annual or special meeting to present any nomination pursuant to this Section 3.03, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation.

Section 3.04.                         Proxy Access for Director Nominations.

(A)                               The corporation shall include in its proxy statement and form of proxy for an annual meeting of shareholders (“Proxy Materials”), the name of, and the Required Information (as defined below), relating to any nominee for election or reelection to the board who satisfies the eligibility requirements in this section (“Shareholder Nominee”) and who is identified in a notice that complies with Section 3.04(F) and that is timely delivered pursuant to Section 3.04(G) (the “Notice of Proxy Access Nomination”) by an Eligible Shareholder (as defined below) or group of up to 20 Eligible Shareholders, who:

(1)                                 expressly elects at the time of delivering the Notice of Proxy Access Notification to have such nominee included in the corporation’s Proxy Materials,

(2)                                 has been the record holder of at least 3% or more of the corporation’s issued and outstanding common shares entitled to vote in the election of directors as of the date of the Notice of Proxy Access Nomination (the “Required Shares”) continuously for at least 3 years as of the date the Notice of Proxy Access Nomination is received by the corporation in accordance with this section (the “Minimum Holding Period”), and

(3)                                 satisfy the additional requirements in these bylaws (such Eligible Shareholder or a group of Eligible Shareholders, a “Nominating Shareholder”).

(B)                               For the purposes of satisfying the ownership requirement under Section 3.04(A):

(1)                                 the outstanding shares of the corporation owned by one or more shareholders may be aggregated, provided that the number of shareholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and

(2)                                 two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended) shall, in each case, be treated as one shareholder.

(C)                               For purposes of this Section 3.04, an Eligible Shareholder is deemed to “own” only those outstanding common shares of the corporation in which the shareholder possesses both:

(1)                                 the full voting and investment rights to the shares, and

(2)                                 the full economic interest in (including the ability for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:

(a)                                 sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale,

(b)                                 borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or

(c)                                  subject to any Derivative Instrument entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled or with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of:

(i) reducing, in any manner, to any extent or at any time in the future, such shareholder’s or affiliate’s full right to vote or direct the voting of any such shares; and/or

(ii) hedging, offsetting, or altering to any degree the any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate.

An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in and to the shares. An Eligible Shareholder’s ownership of shares shall continue during any period in which the Eligible Shareholder has (i) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement which is revocable at any time by the shareholder or (ii) loaned such shares, provided the shareholder has the power to recall such loaned shares on five (5) business days’ notice or less. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding common shares of the corporation are “owned” for these purposes shall be determined by the board or its designee.

(D)                               No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder under this Section 3.04.

(E)                                For purposes of this Section 3.04, the “Required Information” that the corporation will include in its proxy statement is:

(1)                                 the information concerning the Shareholder Nominee and the Nominating Shareholder that is required to be disclosed in the corporation’s proxy statement pursuant to the regulations promulgated under the Exchange Act; and

(2)                                 if the Nominating Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed five hundred (500) words, which must be provided at the same time as the Notice of Proxy Access Nomination for inclusion in the corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this section, the corporation may omit from its Proxy Materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation. Nothing in this Section 3.04 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(F)                                 The Notice of Proxy Access Nomination shall set forth the information required under Section 3.04(A)(1), (2) and (3) of these bylaws and in addition shall set forth:

(1)                                 the written consent of each Shareholder Nominee being named in the corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(2)                                 a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee that has been completed and filed by the Nominating Shareholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended;

(3)                                 one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date of the Notice of Proxy Access Nomination, the Nominating Shareholder owns, and has owned continuously, the Required Shares for the Minimum Holding Period, and the Nominating Shareholder’s agreement to provide, within five (5) business days after (A) the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Required Shares through the record date for the annual meeting and (B) the date of the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Required Shares through the date of the annual meeting;

(4)                                 a representation that the Nominating Shareholder (including, for the avoidance of doubt, each Eligible Shareholder whose shares are aggregated for purposes of constituting a Nominating Shareholder):

(a)                                 acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,

(b)                                 presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting,

(c)                                  has not designated or nominated and will not designate or nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 3.04,

(d)                                 has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the corporation’s annual meeting other than its Shareholder Nominee or a nominee of the Board, and

(e)                                  will not distribute to any shareholder or use any form of proxy for the annual meeting other than the form distributed by the corporation;

(5)                                 an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) provide facts, statements, and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (D) promptly provide the corporation with copies of any solicitation or other communication with the corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee will be nominated that is exempt from filing with the Securities and Exchange Commission pursuant to applicable laws and regulations of the Commission and (E) indemnify and hold harmless the corporation and each of its directors, officers, or employees arising out of the nomination process pursuant to this Section 3.04;

(6)                                 an agreement to provide immediate notice if the Nominating Shareholder ceases to own the Required Shares at any time prior to the date of the annual meeting of shareholders;

(7)                                 the completed and signed questionnaire, representation and agreement required by Section 2.06;

(8)                                 in the case of a Nominating Shareholder that consists of a group of Eligible Shareholders, the designation by all group members as evidenced by a written agreement provided to the corporation signed by all group members of one Eligible Shareholder that is authorized to act on behalf of all members of the Nominating Shareholder with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(9)                                 in the case of a nomination by a group of shareholders together constituting an Eligible Shareholder in which two or more funds under common management or sharing a common investment adviser are counted as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management or share a common investment advisor.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of the Shareholder Nominee to serve as a director of the corporation, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation; and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(G)                               To be timely, the Notice of Proxy Access Nomination must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation mailed its proxy materials for the previous year’s annual meeting of shareholders; provided, however, that in the event the annual meeting of shareholders is not scheduled to be held within a period that commences thirty (30) days before and ends sixty (60) days after the first anniversary date of the previous year’s annual meeting of shareholders, the Notice of Proxy Access Nomination must be so delivered to and received by the secretary of the corporation no earlier than the close of business on the one hundred twentieth (120th) day prior to and no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date such meeting date is first publicly announced or disclosed. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Proxy Access Nomination as described above.

(H)                              In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, and not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in the information provided and of the information that is required to correct any such defect. In addition, any Eligible Shareholder or Shareholder Nominee providing any information pursuant to this Section 3.04 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting of shareholders, and such update and supplement (or a written certification that no such update or supplement is necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting of shareholders.

(I)                                   The corporation shall not be required to include, pursuant to this Section 3.04, a Shareholder Nominee in its Proxy Materials for any annual meeting of shareholders (i) for which the secretary of the corporation receives a notice that any shareholder has nominated any person for election to the board pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 2.05 of these bylaws; (ii) if the shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board; (iii) who is not independent under the listing standards of the principal U.S. securities exchange upon which the common shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board in determining and disclosing independence of the corporation’s directors, in each case as determined by the board; (iv) whose election as a member of the board would cause the corporation to be in violation of these bylaws, the certificate of formation, the rules and listing standards of the principal U.S. securities exchanges upon which the common shares of the corporation are traded, or any applicable state or federal law, rule, or regulation; (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended; (viii) who serves as a director at more than four other public companies; (ix) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board or any committee thereof; or (x) the Nominating Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Section 3.04.

(J)                                   Notwithstanding anything to the contrary set forth herein, the board or the chairman of the meeting of shareholders shall declare a nomination by a Nominating Shareholder to be invalid, and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached any of its or their obligations, agreements, or representations under this Section 3.04, as determined by the board or the chairman of the meeting or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 3.04.

(K)                               The maximum number of Shareholder Nominees nominated by all Eligible Shareholders appearing in the Proxy Materials of the corporation with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the directors in office as of the last day on which the Notice of Proxy Access Nomination may be delivered pursuant to, and in accordance with, this Section 3.04 (the “Final Proxy Access Nomination Date”). In the event one or more vacancies for any reason is created on the board after the Final Proxy Access Nomination Date but before the annual meeting of shareholders and the board resolves to reduce the size of the board in connection therewith, the maximum number of Shareholder Nominees included in the corporation’s Proxy Materials shall be calculated based on the number of directors in office after such reduction. In the event the number of Shareholder Nominees submitted by Eligible Shareholders exceeds the maximum number of Shareholder Nominees, each Eligible Shareholder will select its highest ranking Shareholder Nominee who meets the requirements of this Section 3.04 for inclusion in the Proxy Materials of the corporation until the maximum number of Shareholder Nominees is reached, going in order of the Eligible Shareholder holding the greatest number of common shares to that holding the lowest as disclosed in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number of Shareholder Nominees is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(L)                                Any Shareholder Nominee who is included in the corporation’s Proxy Materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at any such annual meeting will be ineligible to be a Shareholder Nominee pursuant to this Section 3.04 for the next two (2) annual meetings of shareholders.

Section 3.05.                         Chairman of the Board.  The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors.

Section 3.06.                         Vice Chairman of the Board.  The vice chairman of the board, if one is elected, shall, in the absence or disability of the chairman of the board, perform the duties and have the authority and exercise the powers of the chairman of the board.  He or she shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board may from time to time delegate.

Section 3.07.                         Vacancies.  Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 3.08.                         Change in Number.  The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Section 3.09.                         Removal.  Any director may be removed but only for cause at any special meeting of shareholders duly called and held for such purpose.  At any meeting of shareholders called expressly for the purpose of removing a director or directors, such director or directors may be removed only for cause by a vote of a majority of the shares of stock of the corporation then entitled to vote at an election of directors.

Section 3.10.                         Place of Meetings.  Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

Section 3.11.                         Regular Meetings.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

Section 3.12.                         Notice of Regular Meetings.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 3.13.                         Special Meetings.  Special meetings of the board of directors may be called by the chairman of the board of directors, the chief executive officer or the president and shall be called by the secretary on the written request of at least two directors.  Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.

Section 3.14.                         Waiver and Requirements of Notice.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as may be otherwise provided by law or by the certificate of formation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.15.                         Quorum; Vote Required.  At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the certificate of formation or these bylaws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.16.                         Committees.  The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees that shall in each case consist of one or more directors and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.  Any such committee shall have and may exercise such powers as the board may determine and specify in the respective resolutions appointing them.  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide.  The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

Section 3.17.                         Action Without Meeting.  Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.  A telegram, telex, cablegram, or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this Section 3.17 if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.

Section 3.18.                         Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, or a meeting of a committee thereof, and may be paid a fixed sum for attendance at each meeting of the board of directors, or a meeting of a committee thereof, or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 4.01.                         Form of Notice; Delivery.  Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice to directors may also be given by telegram, telex, cablegram, facsimile or other similar transmission.

Section 4.02.                         Notice by Electronic Transmission.  On consent of a director or shareholder, notice from the corporation may be given to the director or shareholder by electronic transmission.  The director or shareholder may specify the form of electronic transmission to be used to communicate notice.  The director or shareholder may revoke this consent by written notice to the corporation.  The director’s or shareholder’s consent is deemed to be revoked if the corporation is unable to deliver by electronic transmission two consecutive notices and the secretary of the corporation or other person responsible for delivering the notice on behalf of the corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s or shareholder’s consent does not invalidate a meeting or other action.  Notice under this Section 4.02 is deemed given when the notice is (i) transmitted to a facsimile number provided by the director or shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the director or shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the director or shareholder at the address provided by the director or shareholder for the purpose of alerting the director or shareholder of a posting; or (iv) communicated to the director or shareholder by any other form of electronic transmission consented to by the director or shareholder.

Section 4.03.                         Waiver.  Whenever any notice is required to be given under the provisions of the Code or of the certificate of formation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission.

ARTICLE V

OFFICERS

Section 5.01.                         Officers.  The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary and may consist of a chief executive officer, chief financial officer, chief operating officer, one or more vice presidents, a treasurer, an assistant treasurer and an assistant secretary, who need not be members of the board of directors.  Two or more offices may be held by the same person.

Section 5.02.                         Additional Officers.  The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws.

Section 5.03.                         Compensation.  The compensation of the chief executive officer, president, chief financial officer, and such other officers as the board of directors determines is appropriate (including those officers who are also directors) shall be established, from time to time, by the board of directors or a committee thereof.  The chief executive officer shall establish the compensation for all other officers.

Section 5.04.                         Term; Removal; Vacancies.  The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office.  Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

Section 5.05.                         Chief Executive Officer.  Subject to the powers and authority of the board, the chief executive officer shall preside at all meetings of shareholders, shall have general and active management of the entire business and affairs of the corporation, shall be the corporation’s chief policy making officer and shall see that all resolutions of the board of directors are carried into effect.  The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these bylaws or as the chairman of the board may from time to time delegate.  In the absence of the president, the chief executive officer shall also have the powers and duties of the president.

Section 5.06.                         President.  Subject to the powers and authority of the board and the chief executive officer, the president shall have general supervision over the business, affairs and property of the corporation and its officers, agents and employees, and shall see that all resolutions of the board of directors are carried into effect.  The president shall have such other duties as may be determined from time to time by resolution of the board of directors or provided in these bylaws or as the chairman of the board or the chief executive officer may from time to time delegate.

Section 5.07.                         Chief Financial Officer. Subject to the powers and authority of the board and the chief executive officer, the chief financial officer of the corporation, if one is elected, shall have general supervision, direction and control of the financial affairs of the corporation. The chief financial officer shall have such other duties as may be determined from time to time by resolution of the board of directors or provided in these bylaws or as the chairman of the board or the chief executive officer may from time to time delegate.  In the absence of a named treasurer, the chief financial officer shall also have the powers and duties of the treasurer.

Section 5.08.                         Chief Operating Officer.  Subject to the powers and authority of the board and the chief executive officer, the chief operating officer of the corporation, if one is elected, shall have general supervision of the day-to-day operations of the corporation and shall perform such duties, and shall have such other authority and powers, as may be determined from time to time by resolution of the board of directors or provided in these bylaws or as the chairman of the board or the chief executive officer may from time to time delegate.

Section 5.09.                         Vice Presidents.  The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall generally assist the chief executive officer, the president, chief financial officer and the chief operating officer and perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer, the president, the chief financial officer and the chief operating officer may from time to time delegate.  The board of directors may, at the time of election of any vice president of the corporation, designate such vice president a “senior vice president” or “executive vice president” of the corporation or designate such vice president by reference to a principal business function, such as “finance” or “administration”.

Section 5.10.                         Secretary.  The secretary shall, to the extent practicable, attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors.  He or she shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary or of the treasurer.  The secretary shall perform such other duties incident to the office of secretary and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board or the chief executive officer may from time to time delegate. The assistant secretary, if any, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board, the chief executive officer or the secretary may from time to time delegate.

Section 5.11.                         Treasurer.  The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the board of directors.  The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the chief executive officer, president and the board of directors, at its regular meetings, or when the chief executive officer, president or board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.  The treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the chairman of the board or the president may from time to time delegate.  If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 6.01.                         Certificates.  The shares of the corporation may be represented by certificates or may be uncertificated.  Every holder of shares of the corporation shall be entitled to have a certificate, in such form as shall be approved by the board of directors, certifying the number of fully-paid shares owned by such holder.  Certificates representing shares shall be signed by the chief executive officer, president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

Section 6.02.                         Facsimile Signatures.  The signatures of the chief executive officer, president or a vice president and the secretary or an assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

Section 6.03.                         Lost Certificates.  The board of directors may direct a new certificate, or uncertificated shares, to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, or uncertificated shares, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 6.04.                         Transfers.  In the case of shares represented by a certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate, or uncertificated shares, shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the corporation.

Section 6.05.                         Notice Upon Issuance or Transfer of Uncertificated Shares.  In accordance with Section 3.205 of the Code and Chapter 8, Texas Business & Commerce Code, the corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Code, as it may be amended from time to time, and any successor to said Code.

Section 6.06.                         Fixing Record Dates.  For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting, (ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders, is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6.06, such determination shall apply to any adjournment thereof.  The stock transfer books shall not be closed for the foregoing or any other purpose.

Section 6.07.                         Fixing Record Dates for Consents to Action.  Unless a record date shall have previously been fixed or determined, whenever action by shareholders is proposed to be taken by consent in writing or by electronic transmission without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors.  If no record date has been fixed by the board of directors and prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing or by electronic transmission without a meeting shall be the first date on which a signed written consent or electronic transmission setting forth the action taken proposed to be taken is delivered to the corporation in the manner required by Section 2.05 of these bylaws.  If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

Section 6.08.                         Registered Shareholders.  Except as otherwise required by law, the corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares.  Except as otherwise required by law, neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

Section 6.09.                         List of Shareholders.  The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting.  The corporation does not need to include any electronic contact information of any shareholder on the list.  If the corporation elects to make the list available on an electronic network, the corporation shall take reasonable steps to ensure that the information is available only to shareholders of the corporation.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.  The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.                         Distributions and Share Dividends.  Subject to the provisions of the certificate of formation relating thereto, if any, distributions and share dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law.  Subject to any provisions of the certificate of formation, distributions may be made by the transfer of money or other property (except the corporation’s own shares or rights to acquire such shares) or by the issuance of indebtedness of the corporation, and share dividends may be paid in the corporation’s own authorized but unissued shares or in treasury shares.

Section 7.02.                         Reserve Funds.  Before payment of any distribution or share dividend, there may be set aside out of any funds of the corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.03.                         Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 7.04.                         Fiscal Year.  The fiscal year of the corporation shall end on the last Saturday nearest to January 31 of each year.

Section 7.05.                         Seal.  The corporate seal shall be in such form as may be prescribed by the board of directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7.06.                         Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors and each committee of its board of directors.  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them.  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.07.                         Electronic Transmissions.  For purposes of these bylaws, “electronic transmission” means a form of communication that (i) does not directly involve the physical transmission of paper; (ii) creates a record that may be retained, retrieved, and reviewed by the recipient; and (iii) may be directly reproduced in paper form by the recipient through an automated process.

Section 7.08.                         Invalid Provisions.  If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 7.09.                         Headings.  The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Code permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein.  In addition, in some instances, indemnification is required by the Code.  The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Code promptly upon request of any such person making a request for indemnity hereunder.  Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction.  Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Code and subject to the conditions thereof.

A person’s right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to this Article VIII shall not be deemed exclusive of any other right to request, or entitlement to claim, indemnification, payment or reimbursement pursuant to any contract of insurance or any other law, contract, arrangement or understanding.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the whole board of directors at any regular or special meeting; provided, that these bylaws may not be altered, amended, or repealed so as to be inconsistent with law or any provision of the certificate of formation. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, the certificate of formation or these bylaws, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal these bylaws or to adopt new bylaws.